Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Financial highlights” in the Prospectus and “Complete and partial portfolio holdings — arrangements to disclose to service providers and fiduciaries”, “Independent registered public accounting firm” and “Financial statements” in the Statement of Additional Information and to the use of our report dated August 26, 2011 on UBS RMA Money Market Portfolio, UBS RMA U.S. Government Portfolio, UBS RMA Tax-Free Fund Inc., UBS RMA California Municipal Money Fund, UBS RMA New York Municipal Money Fund and UBS RMA New Jersey Municipal Money Fund for the year ended June 30, 2011 which is incorporated by reference in the Registration Statement of (UBS RMA Money Fund, Inc.) (Form N-1A No. 811-03503), (Form N-1A No. 811-03504), (UBS Managed Municipal Trust) (Form N-1A No. 811-03946) and (UBS Municipal Money Market Series) (Form N-1A No. 811-06173).

ERNST & YOUNG LLP

New York, New York

August 26, 2011